FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Executive Vice President — Finance (770) 612-2048

GENUINE PARTS COMPANY
REPORTS RECORD SALES AND EARNINGS FOR
SECOND QUARTER AND FIRST HALF OF 2005

Atlanta, Georgia, July 19, 2005 — Genuine Parts Company (NYSE: GPC) reported record sales and earnings for the second quarter and six months ended June 30, 2005. Tom Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $2.5 billion were up 8% compared to the second quarter of 2004. Net income was $111.0 million, an increase of 10%, compared to $101.1 million for the second quarter of 2004. On a per share diluted basis, net income was 63 cents, up 9% compared to 58 cents for the second quarter last year.

For the six months ended June 30, 2005, sales totaled $4.8 billion, up 7% compared to the same period in 2004. Net income for the six months was $217.6 million, an increase of 8% over $201.3 million recorded in the previous year. Earnings per share on a diluted basis were $1.24, up 8% compared to $1.15 for the same period last year.

Mr. Gallagher stated: “Our overall results reflect the positive direction established in each of our businesses over the past eighteen months and all four of our business segments continue to contribute to the Company’s success.

The strongest sales performance in the quarter came from Motion Industries, our Industrial Group. They were up 12% and business conditions remain favorable for the industrial operations. S.P. Richards, our Office Products Group, reported another period of consistent results with sales up 8%. The Automotive Group produced a solid 6% increase and EIS, our Electrical Group, was down 2% in the quarter. The EIS results reflect the impact of the sale of certain Electronic operations in the first quarter and the ongoing EIS business was actually up 5% in the period.”

Mr. Gallagher further commented: “Our balance sheet remains in excellent condition and we continue to generate strong cash flows. We expect our working capital initiatives and earnings growth to further strengthen our financial position in the periods ahead.”

Mr. Gallagher concluded: “We continue to maintain a positive outlook for each of our businesses for 2005. The demographics for the Automotive Aftermarket appear positive for some time to come, the manufacturing indices for Industrial and Electrical/Electronic remain strong and the increasing employment figures bode well for the Office Products Group. Our strategy is to continue to consistently execute our growth initiatives, in each of our businesses, in order to capitalize on these favorable market conditions. At the same time, we will be maintaining our expense control and asset management initiatives to meet our Sales and Earnings targets for 2005.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen by dialing 877-422-4780, conference ID 7252241. A replay will also be available at 800-642-1687, conference ID 7252241, until 12:00 a.m. EDT on August 2, 2005.

Forward Looking Statements

Some statements in this release constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that its forward-looking statements involve risks and uncertainties. The Company undertakes no duty to update its forward-looking statements, which reflect the Company’s beliefs, expectations, and plans as of the present. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, changes in general economic conditions, the growth rate of the market for the Company’s products and services, the ability to maintain favorable supplier arrangements and relationships, competitive product and pricing pressures, including internet-related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,475,657	$2,297,686	$4,817,858	$4,494,677
Cost of goods sold	1,714,400	1,604,621	3,320,121	3,114,701

	761,257	693,065	1,497,737	1,379,976
Selling, administrative & other expenses	581,419	529,132	1,145,689	1,053,646

Income before income taxes	179,838	163,933	352,048	326,330
Income taxes	68,871	62,787	134,483	124,985

Net income	$110,967	$101,146	$217,565	$201,345

Basic net income per common share	$.64	$.58	$1.25	$1.15
Diluted net income per common share	$.63	$.58	$1.24	$1.15
Weighted average common shares outstanding	174,270	174,829	174,519	174,575
Dilutive effect of stock options and
non-vested restricted stock awards	962	815	971	694

Weighted average common shares outstanding –	175,232	175,644	175,490	175,269

assuming dilution

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(Unaudited)
	(in thousands, except ratio analysis)

Net sales:
Automotive	$1,294,783	$1,218,695	$2,463,738	$2,345,246
Industrial	702,591	629,402	1,389,331	1,237,906
Office Products	401,593	372,354	812,522	759,144
Electrical/Electronic Materials	83,748	85,827	168,037	168,906
Other (1)	(7,058)	(8,592)	(15,770)	(16,525)

Total net sales	$2,475,657	$2,297,686	$4,817,858	$4,494,677

Operating profit:
Automotive	$110,780	$109,492	$206,087	$202,753
Industrial	50,355	38,179	98,608	84,298
Office Products	35,611	32,694	81,638	76,448
Electrical/Electronic Materials	4,713	4,300	8,022	7,520

Total operating profit	201,459	184,665	394,355	371,019
Interest expense	(7,263)	(9,870)	(15,210)	(19,847)
Other, net	(14,358)	(10,862)	(27,097)	(24,842)

Income before income taxes	$179,838	$163,933	$352,048	$326,330

Capital expenditures	$19,556	$13,514	$40,324	$25,571

Depreciation and amortization	$17,189	$16,998	$34,260	$33,191

Current ratio				3.1/1

Total debt to total capitalization				16.2%

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2005	2004
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$260,538	$127,732
Trade accounts receivable	1,225,674	1,152,458
Inventories	2,125,366	2,139,207
Prepaid expenses and other current assets	152,571	131,485

TOTAL CURRENT ASSETS	3,764,149	3,550,882
Goodwill and other intangible assets	62,615	57,850
Other assets	403,335	346,116
Total property, plant and equipment, net	380,692	332,863

TOTAL ASSETS	$4,610,791	$4,287,711

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$974,846	$779,492
Current portion of long-term debt and other borrowings	929	127,172
Income taxes payable	43,606	45,386
Dividends payable	54,450	52,483
Other current liabilities	154,522	137,427

TOTAL CURRENT LIABILITIES	1,228,353	1,141,960
Long-term debt	500,000	500,000
Other long-term liabilities	110,954	55,162
Deferred income taxes	116,809	113,254
Minority interests in subsidiaries	55,243	51,514
Common stock	174,061	174,993
Retained earnings and other	2,425,371	2,250,828

TOTAL SHAREHOLDERS’ EQUITY	2,599,432	2,425,821

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,610,791	$4,287,711

Note: Certain balance sheet reclassifications have been made to prior year amounts to conform to current year presentation.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2005	2004
	(Unaudited)
	(in thousands)

OPERATING ACTIVITIES:
Net income	$217,565	$201,345

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,260	33,191
Other	2,188	1,656
Changes in operating assets and liabilities	63,214	1,483

NET CASH PROVIDED BY OPERATING ACTIVITIES	317,227	237,675

INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(40,324)	(25,571)
Other	6,271	—

NET CASH USED IN INVESTING ACTIVITIES	(34,053)	(25,571)

FINANCING ACTIVITIES:
Net payments on credit facilities	(37)	(21,900)
Stock options exercised	11,569	28,918
Dividends paid	(107,125)	(103,667)
Purchase of stock	(61,983)	(3,116)

NET CASH USED IN FINANCING ACTIVITIES	(157,576)	(99,765)
NET INCREASE IN CASH AND CASH EQUIVALENTS	125,598	112,339
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	134,940	15,393

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$260,538	$127,732